EXHIBIT I


                          PURCHASE FORM


To:  VERSUS TECHNOLOGY, INC.            Dated:



          The undersigned, pursuant to the provisions set forth

in the attached Warrant (No.     ), hereby irrevocably elects to

purchase      shares of the Common Stock, $.01 par value, of

Versus Technology, Inc. covered by such Warrant and herewith

makes payment of $          , representing the full purchase

price for such shares at the price per share provided for in such

Warrant.






                         Holder:

                         Address: